BANK OF AMERICA CORPORATION

PLACEMENT AGENCY AGREEMENT

New York, New York
November 15, 2002
Banc of America Securities LLC
Fleet Securities, Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Wachovia Securities, Inc.

c/o Banc of America Securities LLC
100 North Tryon Street, 6th Floor
Charlotte, North Carolina 28255
Attention: Ileana Chu, Principal

Dear Ladies and Gentlemen:

        Bank of America Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with Banc of America Securities LLC, Fleet Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and Wachovia Securities, Inc., each as its agent (each, a "Placement Agent," and collectively, the "Placement Agents"), with respect to the issuance and sale by the Company of, and the solicitation by the Placement Agents on behalf of the Company of offers to purchase, $145,000,000 aggregate principal amount of the Company's 3.761% Senior Notes, due 2007 (the "Securities") to Core Investment Grade Bond Trust I (the "Trust"). The Securities will be issued under an indenture dated as of January 1, 1995 between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 18, 1998 and the Second Supplemental Indenture dated as of May 7, 2001 (as so supplemented, the "Indenture"). The Securities are described more fully in the Final Prospectus, referred to below. The Company will issue and sell the Securities to the Trust and simultaneously therewith, Core Bond Products LLC, as depositor of the Trust (the "Depositor"), will offer and sell pass-through certificates of the Trust ("Pass-Through Certificates") through the Placement Agents to investors.

        The Company hereby confirms as follows its agreements with the Placement Agents.

         1.     Agreement to Act as Placement Agents. The Company hereby appoints the Placement Agents as its exclusive agents in connection with the solicitation of offers to purchase the Securities from the Company by the Trust and the simultaneous issuance and sale by the Trust of the Pass-Through Certificates to investors, and each of the Placement Agents accepts such appointment. The Company shall not appoint any other entity or person to act on its behalf, or to assist it, in the placement of the Securities.

         2.     Solicitations of Offers by the Placement Agents. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, each of the Placement Agents agrees to use its

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reasonable efforts to solicit offers from the Trust for the purchase of the aggregate principal amount of the Securities specified opposite its name in Schedule I attached hereto. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no Placement Agent shall be obligated, under any circumstance, to purchase Securities from the Company, as principal or otherwise.

         3.     Delivery and Payment.

                  (a)       Each Placement Agent will communicate to the Company orally each offer for the purchase of Securities. If a Placement Agent orally communicates to the Company that it has received an offer for the purchase of Securities at a price at least equal to 100% of the principal amount thereof, then the Company shall accept such offer in whole, provided that the aggregate of all offers does not exceed $145,000,000 aggregate principal amount of Securities. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer has been solicited by a Placement Agent on an agency basis and accepted by the Company or fails to satisfy any condition to its issuance and sale of the Securities hereunder, the Company shall (1) hold such Placement Agent harmless against any loss, claim or damage arising from, or as a result of, such default or failure and (2) pay to such Placement Agent the commission to which it would otherwise be entitled absent such default or failure.

                 (b)      The Company hereby agrees to pay to each Placement Agent a commission equal to 0.30% of the principal amount of each Security to be delivered to an investor whose offer has been solicited by such Placement Agent on an agency basis and has been accepted, or is required to be accepted in accordance with the terms hereof, by the Company. Such commission shall be payable in the form of a discount from the price received from purchasers of Securities.

                 (c)      Delivery of Securities sold through a Placement Agent as an agent of the Company shall be made by the Company to such Placement Agent for the account of the purchaser thereof only against payment therefor in immediately available funds. If the purchaser of the Securities fails to accept delivery of the Securities or fails to make payment in full therefor by 12:00 noon, New York City time, on November 20, 2002 or at such other time on such other date as may be agreed upon by the Company and the Placement Agents (such date is hereinafter referred to as the "Closing Date"), the applicable Placement Agent shall promptly notify the Company and return such Securities to the Company. If such Placement Agent has theretofore advanced funds on behalf of a purchaser, the Company shall promptly return the related funds to such Placement Agent and shall reimburse such Placement Agent on an equitable basis for its loss of the use of funds for the period such funds were credited to the Company's account.

           4.    Representations and Warranties.

                   (a)        The Company represents and warrants to, and agrees with, each Placement Agent that:

                               (i)    The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (the file

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number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, including the final prospectus in preliminary form, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) or Rule 434 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference. The Final Prospectus, if filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Placement Agents for use in connection with the offer and sale of the Securities.

                                   (ii)     As of the date hereof, when the Final Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Act, when any supplement or amendment to the Final Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to (i) and (ii) below, when the Registration Statement became effective, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules and regulations of the Commission thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or

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omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Placement Agent specifically for use in connection with the preparation of the Registration Statement and any Final Prospectus. If Rule 434 is used, the Company will comply with the requirements of Rule 434 applicable to it. The documents which are incorporated by reference in the Final Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement, when they were filed with the Commission, conformed in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, as applicable. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Final Prospectus and the Company is without knowledge that any proceedings have been instituted for either purpose.

                   (b)      Each Placement Agent, severally and not jointly, represents and agrees that:

                              (i)      It has not and will not, directly or indirectly, offer, sell or deliver any of the Securities or distribute the Final Prospectus or any other offering materials relating to the Securities in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Company except as set forth herein.

                              (ii)      In particular, (A) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the expiration of the period six months from the Closing Date, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(l) of the FSMA does not apply to the Company.

               5.      Agreements. The Company agrees with each Placement Agent that:

                       (a)      Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Basic Prospectus

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(including the Final Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR. The Company will advise the Placement Agents promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                   (b)      If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                 (c)       The Company will make generally available to its security holders and to the Placement Agents as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                 (d)      The Company will furnish to the Placement Agents and counsel for the Placement Agents, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Act, as many copies of any Final Prospectus and any amendments thereof and supplements thereto as the Placement Agents may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

                 (e)       The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Placement Agents may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional

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investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                (f)       Until the business day following the Closing Date, the Company will not, without the consent of the Placement Agents, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and (i) pursuant to which the Company issues securities under one of the Company's medium-term note programs (including, without limitation, the Company's InterNotes program) or (ii) pursuant to which the Company issues securities for its dividend reinvestment plan.

          6.    Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a)     No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission within the time period prescribed by the Commission.

                  (b)     The Company shall have furnished to the Placement Agents the opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (iv) through (xii) below, and the opinion of Paul J. Polking, General Counsel to the Company (or such other attorney, reasonably acceptable to counsel to the Placement Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) and (iii) below:

                            (i)     the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

                            (ii)     each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be,

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is required to be so qualified or licensed;

                           (iii)      all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

                           (iv)     the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                            (v)     the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers pursuant to this Agreement will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                           (vi)     such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement or the Final Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

                          (vii)  the Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose has been instituted or threatened; and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules and regulations of the

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Commission thereunder;

                         (viii)     this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                         (ix)    no consent, approval, authorization or order of any court or governmental agency or body is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Placement Agents and such other approvals (specified in such opinion) as have been obtained;

                         (x)     neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or (1) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (2) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

                         (xi)     such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

         In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus or any amendment or supplement thereto (other than as stated in (iv) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto at the time it became effective and as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Final Prospectus, as amended or supplemented, as of its date and as of the date of such opinion contained or contains any untrue statement of a material fact or omits to state a

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material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States, or the General Corporation Law of the State of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of counsel to the Placement Agents, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Placement Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

                    (c)      The Placement Agents shall have received from Stroock & Stroock & Lavan LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and any other related matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                    (d)     The Company shall have furnished to the Placement Agents a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer or a Senior Vice President, and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and they are without knowledge that:

                             (i)     the representations and warranties of the Company in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                             (ii)     any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission; and

                             (iii)     since the date of the most recent financial statements included in the Final Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                   (e)     At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Placement Agents a letter or letters (which may refer to letters previously delivered to one or more of the Placement Agents), dated as of the Closing Date, in form and substance satisfactory to the Placement Agents, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                            (i)      They are independent accountants within the meaning of the Act

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and the Exchange Act and the respective applicable published rules and regulations thereunder.

                            (ii)     In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder with respect to registration statements on Form S-3 and the Exchange Act and the regulations thereunder.

                            (iii)     On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                            (a)      Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                           (b)      Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Final Prospectus to the date of the latest available interim financial data; and

                           (c)       Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                  (1)       the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

                  (2)        any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, for them to be in conformity with generally accepted accounting principles;

                  (3)        (i) at the date of the latest available interim financial data

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        and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Final Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.
                                                 (iv)     The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Placement Agents and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         In addition, at the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Placement Agents a letter or letters, dated the date of this Agreement, in form and substance satisfactory to them, to the effect set forth in this paragraph (e) and in Schedule I hereto.

                    (f)       Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

                   (g)      Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

                    (h)     On or after the date hereof and prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating

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of any of the Company's debt securities.

                    (i)     There shall not have come to the Placement Agents' attention any facts that would cause the Placement Agents to believe that the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agents and their counsel, this Agreement and all obligations of the Placement Agents hereunder may be canceled at, or at any time prior to, the Closing Date by the Placement Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7.       Agreements regarding the Pass-Through Certificates. The Company and the Placement Agents agree as follows:

                    (a)      The Company authorizes and directs the Placement Agents to deliver a copy of the Final Prospectus to each purchaser of Pass-Through Certificates. Each of the Company and the Placement Agents (1) acknowledges that The Bank of New York in its capacity as trustee for the Trust has assigned to purchasers of the Pass-Through Certificates and subsequent holders of the Pass-Through Certificates its rights against the Company and such Placement Agents under federal and state securities laws with respect to the Trust's purchase of the Securities, and (2) agrees not to contest the enforceability of this assignment.

                   (b)      The Placement Agents acknowledge that: (1) the Company has no obligations relating to, or other role in connection with, the Trust or the Pass-Through Certificates; (2) the Company has no obligation to take into account the needs of, or interests of, the beneficial owners of the Pass-Through Certificates; (3) the Company has not participated in the preparation of, nor has it reviewed, any offering materials relating to the Pass-Through Certificates; and (4) the Company is not responsible for the public disclosure of information by the Trust relating to the Pass-Through Certificates.

          8.     Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities to the purchasers through the Placement Agents and the fees and expenses of any transfer agent or trustee for the Securities, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company's counsel and accountants, (vi) the qualification of the Securities under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky Survey, (vii) the printing and delivery to the

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Placement Agents of copies of the Registration Statement as originally filed and of each amendment thereto and of the Final Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to the Placement Agents of copies of any Blue Sky Survey, and (ix) the fees of the National Association of Securities Dealers, Inc., (x) the preparation, printing, reproduction and delivery to the Placement Agents of copies of the Indentures and all supplements and amendments thereto, (xi) any fees charged by rating agencies for the rating of the Securities, and (xii) the fees and expenses of any depository and any nominee thereof in connection with the Securities.

           If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Placement Agents, the Company will reimburse the Placement Agents severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          9.     Indemnification and Contribution.

                   (a)      The Company agrees to indemnify and hold harmless each Placement Agent and each person who controls any Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent specifically for inclusion in the Registration Statement or Final Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) such indemnity with respect to the Basic Prospectus or the Final Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage or liability purchased the

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Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b)     Each Placement Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Placement Agent, but only with reference to written information relating to such Placement Agent furnished to the Company by or on behalf of such Placement Agent specifically for inclusion in the Registration Statement or Final Prospectus or any amendment or supplement thereof. This indemnity agreement will be in addition to any liability which any Placement Agent may otherwise have.

                          (c)      Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Placement Agents in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the

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indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                             (d)       To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Placement Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Placement Agents may be subject in such proportion so that the Placement Agents are responsible for that portion represented by the percentage that the agency fee bears to the sum of such fee and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Placement Agent (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the fee applicable to the Securities received by such Placement Agent hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Placement Agent within the meaning of the Act shall have the same rights to contribution as such Placement Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

               10.      Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agents, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Placement Agents, impracticable to market the Securities.

               11.      Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or the

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Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 8 and 9 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

             12.     Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Placement Agents, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attn: James R. Tanenbaum; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, NC1-007-56-11, attention of the Corporate Secretary, with a copy to each of: Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Legal Department, NC1-007-20-1, Charlotte, North Carolina 28255, Attn: Paul J. Polking, General Counsel; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina 28202, Attn: Boyd C. Campbell, Jr.

            13.     Successors and Assigns; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Nothing expressed herein is intended or shall be construed to give any entity or other person any legal or equitable right, remedy or claim hereunder or in respect hereof or any provision herein contained, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 9 and their heirs and legal representatives; provided, however, that the Depositor and the trustee for the Trust (on behalf of holders and beneficial owners of the Pass-Through Certificates) are third party beneficiaries of the Company's obligation to accept in whole each offer to purchase Securities at a price at least equal to 100% of the principal amount hereof that the Placement Agents orally communicate to the Company, not to exceed $145,000,000 aggregate principal amount of Securities.

           14.     Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Placement Agents.

                                                                   Very truly yours,

                                                                   BANK OF AMERICA CORPORATION

                                                                   By: /s/ Karen A. Gosnell_______
                                                                   Name: Karen A. Gosnell
                                                                   Title: Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule I hereto.

BANC OF AMERICA SECURITIES, LLC
J.P. MORGAN SECURITIES INC.
FLEET SECURITIES, INC.
HSBC SECURITIES (USA) INC
WACHOVIA SECURITIES, INC.

BANC OF AMERICA SECURITIES LLC

By: /s/ Lily Chang_____
Name: Lily Chang
Title: Principal

FLEET SECURITIES, INC.

By: /s/ John Crees_____
Name: John Crees
Title:

HSBC SECURITIES (USA) INC.

By: /s/ James Brucia_ _
Name: James Brucia
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By: /s/ Maria Sramek____
Name: Maria Sramek
Title: Vice President

WACHOVIA SECURITIES, INC.

By: /s/ William Ingram___
Name: William Ingram
Title: Managing Director


SCHEDULE I

Placement Agency Agreement dated November 15, 2002

Registration Statement No. 333-97197

Placement Agents:		Principal Amount:
	Banc of America Securities, LLC 100 North Tryon Street, 6th Floor Charlotte, North Carolina 28255 Attention: Ileana Chu, Principal Fax: 704-388-9939	$72,500,000
	Fleet Securities, Inc. 100 Federal Street Boston, Massachusetts 12110 Attention: Paul McCormack, Managing Director Fax: 617-434-8702	$4,930,000
	HSBC Securities (USA) Inc. 452 Fifth Avenue Tower 10 New York, New York 10018 Attention: James Brucia, Debt Capital Markets Syndicate Desk Fax: 212-525-0238	$4,785,000
	J.P. Morgan Securities Inc. Floor 8 270 Park Avenue New York, New York 10017 Attention: Investment Grade Syndicate Desk Fax: 212-834-6081	$58,000,000
	Wachovia Securities, Inc. 301 South College Street, DC-8 Charlotte, North Carolina 28288 Attention: Investment Grade Syndicate Desk Fax: 704-383-9165	$4,785,000
		$145,000,000

Title, Purchase Price and Description of Securities:

Title: 3.761% Senior Notes, due 2007
Aggregate principal amount: $145,000,000
Price to public (include type of funds and accrued interest or amortization, if applicable): 100% ($145,000,000) in federal (same day) funds or wire transfer to an account previously designated to the Placement Agents by the Company.
Sinking fund provisions: none

Redemption provisions: The Securities of this series are redeemable at the option of the Company at any time or from time to time at a redemption price equal to the "Make-whole Price," as described in the Prospectus Supplement. The Securities of this series are not subject to repayment at the option of the holder prior to maturity.
Other provisions: none

Closing Date, Time and Location: November 20, 2002, 9:00 A.M. New York City time, Office of Stroock & Stroock & Lavan LLP

Listing: None

Additional items to be covered by the letter from
 PricewaterhouseCoopers LLP delivered pursuant
 to Section 5(e) at the time this Agreement is executed: none